Exhibit 10.1

TRINITY CAPITAL FUND III, L.P.

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "Agreement") is made as of September 25, 2018, between TRINITY CAPITAL FUND III, L.P., a Delaware limited partnership ("Lessor") and ZOSANO PHARMA CORPORATION ("Lessee").

Lessee desires to lease from Lessor the equipment and other property (the "Equipment") described in each Equipment Schedule executed pursuant to this Lease (each, a "Schedule”) incorporating by reference the terms and conditions of this Lease. Each Schedule identified as being part of this Agreement incorporates the terms of this Agreement and constitutes a separate lease agreement and is referred to herein as the “Lease.” Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

(a)
1.    AGREEMENT TO LEASE; TERM. Subject to the terms of this Agreement, Lessor has agreed to make available to Lessee lease financing in the aggregate amount of $14,000,000 (the “Commitment Amount”) for the period from the date hereof through the earliest to occur of (i) March 30, 2020, (ii) the date of any Default or Event of Default, and (iii) the occurrence of an Event of Default that continues (such date, the “Expiration Date”). Subject to the conditions precedent set forth in Section 5 herein, (x) on the date hereof, the initial agreement of Lessor to purchase and lease any Equipment under a Schedule shall be for Equipment with a Total Cost of not less than $5,000,000; and (y) for the period beginning on October 1, 2018 and ending on the Expiration Date any agreement of Lessor to purchase and lease any Equipment under a Schedule shall be, in each instance, for Equipment with a Total Cost of not less than $500,000. Notwithstanding anything to the contrary contained herein, in any other Lease Document, or in the Confidential Proposal by and between Lessor and Lessee dated August 9, 2018, Lessor shall not be obligated to enter into any Schedule (1) after the Expiration Date, (2) in excess of the Commitment Amount, or (3) at any time that an Event of Default has occurred and is continuing hereunder or under any other Lease Document. On the Expiration Date, Lessee shall pay Lessor a fee equal to 3.0% of the difference between the Commitment Amount and the aggregate Total Cost of the Equipment leased hereunder.

(b) This Agreement is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease, each Schedule, each Security Agreement and all of the other documents and agreements executed in connection herewith (collectively, the "Lease Documents"). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and accompanying Security Agreement and continue for the term provided in that Schedule. The monthly rent factor with respect to each Schedule will be fixed on the commencement date for such Schedule, which will be determined by Lessor indexing the Prime Lending Rate as reported in the Wall Street Journal on the first day of the month in which a Schedule is executed against (5.0%) (which was the Prime Lending Rate at the time the monthly rent factors described above were set). With respect to any new Schedule executed by Lessee from or after the date of the increase in the Prime Lending Rate, the monthly rent factors described above will be increased by the increase in the implied interest rate underlying such monthly rent factor to the extent of any increase in the Prime Lending Rate. By way of example only, if the Prime Lending Rate is 6.0% on the date of execution of a Schedule, the implied lending rate will be increased by one percentage point and the monthly rent factors will be adjusted accordingly. Any drop in the Prime Lending Rate shall not cause a corresponding drop in the monthly rent factors from those described above. This Lease is not cancellable or terminable by Lessee for the term set forth in each Schedule.

2.    RENT. Lessee shall pay Lessor (a) the rental installments ("Basic Rent") as and when specified in each

Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents ("Other Payments", and together with the Basic Rent, collectively, the "Rent"). Upon Lessee's execution thereof, the related Schedule shall constitute a non-cancelable net lease, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever (each, an "Abatement"). Lessee agrees that all Rent shall be paid in accordance with Lessor's or Assignee's written direction. Time is of the essence. If any Rent is not paid within five (5) days of the due date, Lessor may collect, and Lessee agrees to pay a late charge (accruing at the "Late Charge Rate" specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the "Late Charge"). The assessment of a Late Charge shall be in addition to, and not in lieu of, Lessor’s imposition of a default rate (accruing at the "Default Rate" specified in the related Schedule) with respect to the unpaid and accelerated balance due hereunder.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Lessee's signature and, except where failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee's legal name is as shown in the preamble of this Lease; and Lessee's Federal Employer Identification Number and organizational number are as set forth under Lessee's signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing. (b) The Lease Documents have been duly authorized by all necessary action consistent with Lessee's form of organization, do not require the approval of, or giving notice to, any governmental authority, do not contravene or constitute a default under any applicable law, Lessee's organizational documents, or any material agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, in each case which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (i) a materially adverse effect on the business, financial condition, operations, performance or properties of Lessee, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect. (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same. (h) No Supplier is an affiliate of Lessee. (i) The Supply Contract (as such term is hereinafter defined) represents an arms' length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell. Lessee further waives any and all rights and remedies conferred by UCC 2A-508 through 2A-522, including, but not limited to, Lessee's right to (1) cancel or repudiate the Lease; (2) reject or revoke acceptance of the Equipment; (3) deduct from rental payments all or any part of any claimed damages resulting from Lessor's default under the Lease; (4) recover from Lessor any general, special, incidental, or consequential damages, for any reason whatsoever. Lessee further waives any and all rights, now or hereafter conferred by statute or otherwise, that may require Lessor to sell, re-lease, or otherwise use or dispose of the Equipment in mitigation of Lessor's damages or that may otherwise limit or modify any of Lessor's rights or remedies hereunder.

4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish Lessor with (1) Lessee's balance sheet, statement of income and statement of retained earnings, prepared in accordance with GAAP, certified by a recognized public accounting firm acceptable to Lessor, within one hundred eighty (180) days of the close of each fiscal year of Lessee, (2) at Lessor’s request, Lessee’s monthly financial report certified by the chief financial officer of Lessee, within thirty (30) days of the close of each fiscal month of Lessee, which will be in accordance with GAAP (except that the unaudited financial statements may not contain all footnotes required by GAAP), (3) within forty-five (45) days after the end of each fiscal quarter, (x) a copy of Borrower’s unaudited financial statements pertaining to the results of operations for the fiscal quarter then ended and certified as true and correct by Borrower’s chief operating officer or chief financial officer, consisting of a consolidated balance sheet, income statement and cash flow statement, prepared in accordance with GAAP and (y) forward looking financial projections, prepared on a quarterly basis, and covering a time period of no less than four (4) quarters; (4) all of Lessee’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed, (5) a complete and accurate listing of all Equipment which includes its then current location within thirty (30) days of request by Lessor, and (6) a list of Lessee’s fixed assets within thirty (30) days of the end of each fiscal quarter of Lessee. Any documents required to be delivered to Lessor hereunder may be deemed delivered to Lessee electronically and if so furnished, shall be deemed to have been furnished on the date on which Lessee posts such documents with the SEC, or provides a link thereto, on Lessee’s website on the internet at Lessee’s website address. (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor's rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements ("UCCs"), and other filings with respect to the Equipment or any Collateral. Without Lessor's prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to Lessor within thirty (30) days prior to any change in Lessee's name or jurisdiction or form of organization, promptly upon the occurrence of any Event of Default (as defined in Section 15) and/or promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease. (d) LESSEE acknowledges that LESSOR is a SMALL BUSINESS INVESTMENT COMPANY as organized under the SMALL BUSINESS INVESTMENT COMPANY ACT of 1958. LESSEE agrees to cooperate with LESSOR in fulfilling the requirements for compliance under the SBIC program, which includes providing SBA-specific information as requested from time to time by the SBA via LESSOR.

5. CONDITIONS PRECEDENT. Lessor's agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) lien searches in the jurisdiction of Lessee's organization, and wherever else Lessor deems appropriate; (3) UCCs, real property waivers and all other filings required by Lessor; (4) a certificate of an appropriate Officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (5) [reserved]; (6) duly executed copies of the applicable Schedule, and counterpart originals of all other Lease Documents; (7) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"); (8) good standing certificates from the jurisdiction of Lessee's organization and the location of the Equipment, and evidence of Lessee's organizational number; and (9) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee's acknowledgment of the same). (c) There shall be no default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes ("Liens").

6. ACCEPTANCE UNDER LEASE. Lessor hereby appoints Lessee as Lessor's agent for the sole purpose of accepting delivery of the Equipment from the applicable Supplier. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee's unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to purchase or lease such Equipment. In such event, Lessor's rights shall include, among other things, the right to demand that Lessee (a) fully assume all obligations as purchaser of the Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to any Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.

7. USE AND MAINTENANCE. (a) Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of it business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the applicable Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by any Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; (5) not allow any Hazardous Material (as hereafter defined) to be used, generated, released, stored, disposed of or transported in, on or around the Equipment. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, or damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Upon at least five (5) business days’ notice (and no more than twice per year so long as no Event of Default has occurred and is continuing), Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours. If any material discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days (as may be extended by Lessor in its reasonable discretion) to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of re-inspection by Lessor's appointed representative, if corrective measures were required.

8. DISCLAIMER; QUIET ENJOYMENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS, WHERE IS". LESSOR IS NOT A SUPPLIER, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Lessee has selected the Equipment and represents to Lessor that all of the Equipment is suitable for Lessee’s purposes. If Lessee has any claims regarding the Equipment or any other matter arising from Lessee’s relationship with any Supplier, Lessee must make them against such Supplier. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty with respect to the Equipment. Lessee's exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. This provision survives termination and/or expiration of the Lease.

9. FEES AND TAXES. Lessee agrees to: (a) (1) if permitted by law, file in Lessee's own name or on Lessor's behalf, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, Federal Highway Use, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as "Impositions"). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor.

10. TITLE; GRANTING CLAUSE. (a) Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in Article 2A of the Uniform Commercial Code and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents (other than any warrant or other equity instrument), Lessee hereby agrees to execute a security agreement in favor of Lessor in the form of Exhibit A in conjunction with the execution of each Schedule (individually and collectively, and as each may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the "Collateral"): (1) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and related general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by a Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other Collateral, in each such case in which Lessee shall from time to time acquire an interest; (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted under the Lease Documents; and (4) collectively, all “Collateral” as defined in each Security Agreement. The collateral assignment, security interest and lien granted in the Lease Documents shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee's obligations thereunder and under the other Lease Documents (other than any warrant or other equity instrument) are paid in cash in full (other than inchoate indemnity obligations). (c) If contrary to the parties' intentions a court determines that any Schedule is not a true "lease", the parties agree that in such event Lessee agrees that: (1) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts. Lessee waives any and all written notices for demand, presentment, notice of intent to accelerate and acceleration otherwise applicable under any article of the UCC or other statutory provision.

11. INSURANCE. Upon acceptance under a Schedule, until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000); having a deductible reasonably satisfactory to Lessor. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor, (ii) be endorsed to name Lessor as an additional insured (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, (iv) provide for thirty (30) days' (ten (10) days’ for nonpayment of premium) written notice by such insurer of cancellation or non-renewal, and (v) provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee or any other person operating or in possession of the Equipment. Lessee agrees that it shall obtain and maintain such other coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Lessor's request, as and when Lessor deems such additional coverages or modifications to be appropriate in light of any changes in applicable law, prudent industry practices, Lessee's anticipated use of the Equipment or other pertinent circumstances.

12. LOSS AND DAMAGE. (a) At all times until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A "Total Loss" shall be deemed to have occurred to an item of Equipment upon the actual or constructive total loss of any item of the Equipment, the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a "Loss Payment Date”), Lessee shall pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the "Lost Equipment"), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee's obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest in the Lost Equipment "AS IS WHERE IS", but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, “Stipulated Loss Value” shall mean, with respect to any Equipment on a Schedule, as of the Loss Payment Date, the product of (i) the sum of any accrued and unpaid Rent, plus the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, plus Lessor’s reasonable estimate at the time the Schedule was entered into of Lessor’s residual interest in the Equipment, plus the present value of the Other Payments (other than Basic Rent) to become due during the balance of the term of the applicable Schedule, including amounts such as future taxes and (ii) the percentage of the Total Invoice Cost of the Lost Equipment divided by the Total Invoice Cost applicable to such Schedule. After the final rent payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a

Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d), or (2) if received with respect to repairs to be made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair.

13. REDELIVERY. In the event Lessee returns the Equipment to Lessor pursuant to the terms of the applicable Schedule, Lessee shall provide, at its expense, transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessee shall cause: (1) the applicable Supplier's representative or other qualified person acceptable to Lessor (the "Designated Person") to de- install the Equipment in accordance with the applicable Supplier's specifications (as applicable) and pack the Equipment properly and in accordance with the applicable Supplier's recommendations (as applicable); and (2) the Equipment to be transported in a manner consistent with the applicable Supplier's recommendations and practices (as applicable). Upon return, the Equipment shall be: (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear excepted; (ii) mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the applicable Supplier's published and recommended specifications (as applicable); (iii) redelivered with all component parts in good operating condition (and all components must meet or exceed the applicable Supplier's minimum recommended specifications, unless otherwise agreed by Lessor in writing); and (iv) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, the Equipment shall be in compliance with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause the Equipment to be in full compliance with the terms of this Lease. (c) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the "Records"). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee's expense. (d) In addition to Lessor's other rights and remedies hereunder, if the Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor's acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor's demand or the return of the Equipment in accordance with this Lease. (e) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee's specific performance of its agreements and continued in this Section.

14. INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective agents and employees (each, an "Indemnitee"), from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (a) no Event of Default has occurred and is then continuing, (b) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (c) Lessee is financially capable of satisfying its obligations under this Section, and (d) Lessor approves the defense counsel selected by Lessee. The term "Claims" shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (1) any Lease Document, including the performance, breach (including any Event of Default) or enforcement of any of the terms thereof, or (2) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any Hazardous Materials that may exist in violation hereof, or the premises at which the Equipment may be located from time to time, or (3) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim Is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an "Event of Default"):

(a) non-payment of Basic Rent on the applicable rent payment date;

(b) non-payment of any Other Payment within five (5) days after it is due;

(c) failure to maintain, use or operate the Equipment in compliance with applicable law except where failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(d) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease;

(e) other than Permitted Liens, the existence of any Lien that is prohibited by this Lease;

(f) a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitled the other party to such obligation to accelerate such obligations in an amount greater than $250,000;

(g) a default by Lessee under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared and results in the right to accelerate such obligations in an amount greater than $250,000;

(h) an inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or Claim against Lessee;

(i) (x) Lessee becomes insolvent, or makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws or (y) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within forty-five (45) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding;

(j) the occurrence of a circumstance or circumstances that have a Material Adverse Effect;

(k) Lessee:

(1) enters into any transaction of merger or consolidation, unless Lessee shall be the surviving entity (such actions being referred to as an "Event"), unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; or

(2) ceases to do business, liquidates, or dissolves; or

(3) sells, transfers, or otherwise disposes of all or substantially all of its assets or property;

(l) if 50% of Lessee's voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the then-present holders (unless Lessee shall have provided seven (7 days' prior written notice to Lessor of the proposed disposition and Lessor shall have consented thereto in writing);

(m) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(l)) under this Lease or any of the other Lease Documents that continues for twenty (20) days after the occurrence of such default (but such cure period will not be applicable unless such breach is curable by practical means within such period).

(r) failure to promptly remit to Lessor an amount sufficient to reimburse Lessor for all amounts paid to a Supplier under a Supply Contract in the event Lessee fails to accept delivery of any item of Equipment.

16. REMEDIES. (a) if an Event of Default occurs and is continuing, Lessor may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee's right to use the Equipment and Lessee's other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Lessee's premises for storage without liability; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand, accelerate and recover from Lessee all Rent and all other damages whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC.

(b) If an Event of Default occurs and is continuing hereunder or with respect to any Schedule and:

(1) if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of:

(A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as reasonably determined by Lessor, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to remarket the Equipment, of the "market rent" for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the "market rent" in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value shall be discounted at a discount rate equal to the Wall Street Journal Prime Rate, as of the date of default, compounded annually.

(2) if Lessee fails to return the Equipment in the manner and condition required by this Lease, or if Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount an amount equal to the sum of:

(A) the Stipulated Loss Value, plus (B) without duplication of any amounts paid in the preceding clause (A), all Enforcement Costs (defined in Section 16(c), minus (C) a credit for any disposition proceeds, if applicable, pursuant to the application provisions in the next sentence. If Lessor recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Charge Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee's obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent previously paid by Lessee. Any amounts discounted to present value shall be discounted at a discount rate equal to the Wall Street Journal Prime Rate, as of the date of default, compounded annually.

(c) A cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following ("Enforcement Costs"): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers' fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor's exercise of its remedies and application of any funds or credits against Lessee's obligations under any Schedule, and Lessor shall retain any excess after such application.

17. ASSIGNMENT. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien (other than Permitted Liens) affecting the Equipment, and (C) defend Lessor's title to the Equipment. A "Permitted Lien" shall mean (x) any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor an (y) licenses of Lessee’s intellectual property in Lessee’s ordinary course of business. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an "Assignment") all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder" or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an "Assignee"). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor's obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor's right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to "Lessor" shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee's and Lessor's respective successors and assigns. Notwithstanding the foregoing, any such assignment(s) (i) shall be subject to Lessee’s right to quiet use and enjoyment of the Equipment so long as there is no Event of Default has occurred and is continuing and (ii) shall not release any of Lessor’s obligations hereunder, or any claim, which Lessee has against Lessor.

18. MISCELLANEOUS. (a) This Lease, each Schedule hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) In the event of any inconsistency between this Lease and any Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. (c) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under this Lease which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Lessee's obligations hereunder and under any Schedule shall be performed at Lessee's sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee's request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs, (3) any Enforcement Costs not recovered pursuant to Section 16, (4) all inspections conducted pursuant to the terms herein (not to exceed $3,000 per inspection), (5) all lien search reports (and copies of filings) requested by Lessor and (6) all other reasonable costs and expenses incurred in connection with this Lease. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to affect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Late Charge Rate. (e) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment. (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. IF THIS JURY WAIVER IS NOT ENFORCEABLE, THEN LESSOR AND LESSEE SHALL RESOLVE ALL DISPUTES BY JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE BEFORE A MUTUALLY ACCEPTABLE REFEREE OR, IF NONE IS MUTUALLY ACCEPTABLE, BY A REFEREE APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA CLARA COUNTY, IN ALL CASES SITTING WITHOUT A JURY. (g) All notices

(excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of California (the "State"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (i) This Lease and all of the other Lease Documents may be executed in counterparts. (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Event of Default has occurred and not been cured. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if an Event of Default has then occurred and is continuing. To the extent not otherwise set forth in the Lease Documents, this Lease and the other Lease Documents are subject to the terms and conditions set forth in that certain term sheet attached hereto as Exhibit B.

19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) "affiliate": with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten (10) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person's officers, directors, members, joint venturers and partners. For the purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) "AS IS, WHERE IS": AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor's notice address; (5) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) "hazardous material": means any chemical, compound, materials, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive materials, nuclear medicine materials, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (7) "person": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (8) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) "herein," "hereof," "hereunder," etc. means in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) "including": means including without limitation unless such term is followed by the words "and limited to", or similar words; and (3) "or" means at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

20. PUBLICITY: Lessor will have the right to disclose to others and to include on or in its website, brochures and other marketing materials information consisting of “tombstone-like” statements about this lease transaction which mention Lessee and may use Lessee’s logo and the amount of the lease funding provided by Lessor to Lessee. Such information shall not include any proprietary or confidential information of Lessee. Lessee grants Lessor permission to make reference to Lessee in its marketing materials referenced in this Section 20, unless otherwise notified by Lessee in writing.

[SIGNATURE PAGE TO FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.

Lessor		Lessee

TRINITY CAPITAL FUND III, L.P.,		ZOSANO PHARMA CORPORATION,
a Delaware limited partnership		a Delaware corporation

By:	TRINITY SBIC PARTNERS III,
LLC, a Delaware limited liability company, its Manager

By:	TRINITY SBIC MANAGEMENT,
LLC, a Delaware limited liability company, its Manager

By:	/s/ Steven L. Brown	By:	/s/ John Walker
Name:	Steven L. Brown	Name:	John Walker
Title:	Managing Member	Title:	Chief Executive Officer

3075 West Ray Road, Suite 525		34790 Ardentech Court
Chandler, AZ 85226		Fremont, CA 94555
Phone: (480) 374-5351		Telephone:
Fascimile:

Exhibit A
SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made as of September 25, 2018 by and between Zosano Pharma Corporation (the “Debtor”), and Trinity Capital Fund III, L.P. (“Secured Party”).

RECITALS

Debtor and Secured Party are parties to certain Lease Documents, as defined in the Master Lease Agreement of even date (as amended from time to time, the “Lease Documents”). To secure Debtor’s performance under the Lease Documents, Debtor wishes to grant Secured Party a security interest in certain of Debtor’s personal property.

Now, Therefore, the parties agree as follows.

1. Grant of Security Interest. As security for payment and performance of all of its obligations under the Lease Documents (other than any warrant or other equity instrument) (the “Obligations”), Debtor grants Secured Party a security interest in all of Debtor’s goods, equipment, inventory, general intangibles, intellectual property, cash, deposit accounts, investment property, financial assets, and commercial tort claims, now owned and hereafter acquired, and all proceeds of any or all of the foregoing (the “Collateral”).

Notwithstanding the foregoing, the Collateral does not include (i) any property that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the UCC), (ii) any property that the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) any property that constitutes the capital stock of a subsidiary that is not an entity organized under the laws of the United States or any state thereof, in excess of sixty five percent (65%) of the voting power of all classes of capital stock of such subsidiary entitled to vote, or (iv) any United States intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under United States federal law. For the avoidance of doubt, Debtor shall be permitted to license its intellectual property in Debtor’s ordinary course of business.

2. Termination. As long as an Event of Default is not then continuing, this Agreement and the security interest granted hereunder shall terminate upon Debtor’s delivery to Secured Party of an executed Delivery and Acceptance Certificate in the form attached hereto and Secured Party’s acceptance of that Certificate.

3. Event of Default. Upon the occurrence of an Event of Default under the Lease Documents, Secured Party may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the foregoing, Debtor shall reimburse Secured Party for all reasonable costs and expenses, including reasonable attorneys fees, that Secured Party may incur in connection with the exercise of any such remedies.

4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. Choice of Law. This Agreement shall be governed by the laws of the State of California, without giving effect to conflicts of laws principles.

6. JURY WAIVER; Judicial Reference. Secured Party and Debtor waive any right to a trial by jury of any matter arising out of this Agreement, or any transaction or action related thereto. If this waiver is not enforceable, Debtor and Secured Party shall resolve all disputes by judicial reference pursuant to Code of Civil Procedure Section 638 et seq before a mutually acceptable referee or, if none is mutually acceptable, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County, in all cases sitting without a jury.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

DEBTOR:

ZOSANO PHARMA CORPORATION

By:    /s/ John Walker
Title:    Chief Executive Officer

SECURED PARTY:

TRINITY CAPITAL FUND III, L. P.,
a Delaware limited partnership

By: TRINITY SBIC PARTNERS III, LLC, a Delaware limited liability company, its general partner

By: TRINITY SBIC MANAGEMENT, LLC, a Delaware limited liability company, its Manager

By:    /s/ Steven L. Brown
Name:    Steven L. Brown
Title:    Managing Member

DELIVERY AND ACCEPTANCE CERTIFICATE

Re:    Master Lease Agreement dated as of September , 2018 between Zosano Pharma Corporation (“Lessee”) and Trinity Capital Fund III, L.P. (“Lessor”) and Equipment Schedule No. dated as of September , 2018 (the “Lease Documents”).

To Lessor:

All of the items referred to in the Lease Documents have been delivered to and have been received by Lessee. All installation or other work necessary prior to the use thereof has been completed. The equipment leased under the Lease Documents (the “Equipment”) has been examined and/or tested and is in good operating order and condition, and is in all respects satisfactory to Lessee and is as represented. The Equipment has been accepted by Lessee and complies with all terms of the Lease Documents.

In the future, even if the Equipment fails to perform as expected or represented, Lessee will continue to comply with the Lease Documents by continuing to make our periodic payments in the normal course of business, and Lessee will look solely to the seller or manufacturer for the performance of all covenants and warranties. In addition, Lessee shall indemnify and hold harmless and defend Lessor from such nonperformance of the Equipment. Lessee has obtained all insurance policies required by the Lease Documents. Those policies are in full force and effect.

Lessee acknowledges that Lessor is not the manufacturer, distributor, or seller of the Equipment and has no control, knowledge, or familiarity with the conditioning, capacity, functioning, or other characteristics of the Equipment.

Lessee confirms that no Event of Default is continuing under the Lease Documents.

[SIGNATURE PAGE TO FOLLOW]

LESSEE:

ZOSANO PHARMA CORPORATION

By: __________________________
Title:_________________________
Date:_________________________

Accepted:

TRINITY CAPITAL FUND III, L. P.,
a Delaware limited partnership

By: TRINITY SBIC PARTNERS III, LLC, a Delaware limited liability company, its general partner

By: TRINITY SBIC MANAGEMENT, LLC, a Delaware limited liability company, its Manager

By:________________________
Name: Steven L. Brown
Title:    Managing Member

TRINITY CAPITAL FUND III, L.P.

CAPITAL LEASE

EQUIPMENT SCHEDULE NO.1-1

This Equipment Schedule is executed pursuant to that certain Master Lease Agreement dated as of September 25, 2018 (the "Agreement"; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Agreement, constitutes a separate instrument of lease. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Agreement.

1. EQUIPMENT. The Equipment leased hereunder shall be described below or in the schedule attached hereto and incorporated herein. The Equipment shall have a total cost (“Total Cost”) of $5,000,000.

2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Agreement. A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for Thirty-Six (36) months after the first day of the month following date of this Equipment Schedule (the "Base Lease Commencement Date").

3. RENT.

(a) During the period commencing on the date of this Schedule to the Base Lease Commencement Date (the “Interim Term”), the Rent for the Equipment shall be equal to $80,000 (the “Interim Rent”).

(b) From and after the Base Lease Commencement Date, Rent payments shall be made, in monthly installments of $160,000 (0.0320 multiplied by $5,000,000, which is the sum of the Equipment cost plus all Soft Costs funded in connection with the lease of the Equipment) plus applicable tax, on the 1st day of the month for each month during the term set forth in paragraph 2 of this Schedule; provided that on the date of the execution of this Schedule, Lessee shall deposit with Lessor the first monthly rent payment in the amount of $160,000 (the “First Month Advance Payment”) and the last monthly Rent payment in the amount of $160,000 (the “Last Month Advance Payment”). Absent the existence of an uncured Event of Default on the first day of the first month of the Term, Lessor will apply the First Month Advance Payment against the Rent due for the first month of the Term, and absent the existence of an uncured Event of Default on or before the first day of the last month of the Term, Lessor will apply the Last Month Advance Payment against the Rent due for the last month of the Term. As used herein and in the Lease, the term “Soft Costs” shall include, but not be limited to, delivery costs, design and engineering costs, extended warranties, installation costs, related labor, leasehold improvements, maintenance and upgrade contracts, sales/use taxes, software, tradeshow booths, training and upgrades to equipment. Notwithstanding the foregoing, “Soft Costs” shall exclude amounts used to repay Lessee’s indebtedness to Hercules Capital, Inc. and its affiliates, and Lessor acknowledges and agrees that the agreed costs relating to the Harro Hofliger equipment purchase fall within this fifteen percent (15%) allotment and are acceptable. The amount of the Soft Costs related to the Equipment leased pursuant to this Schedule may not exceed fifteen percent (15%) of the sum of the Soft Costs and the Equipment Costs amount funded pursuant hereto. Lessee shall pay applicable sales/use taxes to Lessor on a monthly basis concurrently with the payment of the Rent due hereunder

4. LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

5. LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.

6. LATE CHARGE RATE. The Late Charge Rate shall be five (5%) percent of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

7. DEFAULT RATE. The Default Rate shall be one and one half percent (1.5%) per month of the accelerated amount for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Default Rate shall be the highest rate permitted by applicable law).

8. PERSONAL PROPERTY TAXES. Lessee agrees that it will not list any of the Equipment described in this Equipment Schedule for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

9. END OF TERM; REDELIVERY; EXTENSION; PURCHASE.

(a) Lessee shall provide written notice to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule of Lessee’s intent to return the Equipment to Lessor upon the expiration of the initial term of this Schedule. Subject to Lessee’s exercise of the Purchase Option in Section 9(c), if Lessee fails to provide the foregoing notice in a timely manner, the initial term of this Schedule automatically shall be deemed to have been extended for a period of three (3) months (“Extension Period”), during which Extension Period Lessee shall continue to pay to Lessor Rent in advance at a monthly rate equal to $160,000 on the 1st day of each month during the Extension Period (“Extension Period Payment”). During such Extension Period, the terms and conditions of the Lease as modified by this Section 9, shall continue to be applicable.

(b) Subject to the provisions of Section 9(c), upon the later of the date of the expiration of the initial term of this Schedule or, if the term of this Schedule has been extended, the date of the expiration of the Extension Period, or upon the earlier cancellation or termination of this Schedule, Lessee shall return, all, but not less than all, of the Equipment leased pursuant to this Schedule to Lessor as set forth in Section 13 of the Lease and pay to Lessor a restocking fee equal to six percent (6%) of the Total Cost.

(c) Notwithstanding the obligation of Lessee to return the Equipment pursuant to Section 9(b), Lessor hereby grants to Lessee an option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule (“Purchase Option”) at a purchase price (the “Exercise Price”) equal to twelve percent (12%) of Total Cost including, without limitation, the Equipment Cost and the Soft Costs. Lessee may exercise this Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule provided no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee’s exercise of this Purchase Option. The date of the expiration of the initial term of this Schedule is hereinafter referred to as the “Term Expiration Date.” If Lessee exercises the Purchase Option as required by this Section 9(c), closing of the purchase of the Equipment shall take place the first business day following the Term Expiration Date. At the closing, upon receipt of the Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than those created by Lessee or caused by Lessee’s breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults.

(d) If Lessee does not timely exercise the Purchase Option granted in Section 9(c) and if Lessee makes each of the Extension Period Payments pursuant to Paragraph 9(a) above, Lessor hereby grants to Lessee an additional option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule (the “Extension Period Purchase Option”) at a purchase price (the “Extended Exercise Price”) equal to four percent (4%) of the Total Cost. Lessee may exercise this Extension Period Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the date of the expiration of the Extension Period of this Schedule and so long as no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee’s exercise of this Extension Period Purchase Option. The date of the expiration of the Extension Period of this Schedule is hereinafter referred to as the “Extended Term Expiration Date.” If Lessee exercises the Extension Period Purchase Option as required by this Section 9(d) the closing of the purchase of the Equipment shall take place the first business day following the Extended Term Expiration Date. At the closing, upon receipt of the Extended Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than Permitted Liens, those created by Lessee or caused by Lessee’s breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults. If Lessee does not timely exercise either the Purchase Option or the Extension Period Purchase Option, Lessee shall promptly return the Equipment as required by Section 9(b).

10. ADDITIONAL PROVISIONS.

(a) Lessee shall obtain landlord waivers for all locations where Equipment resides. Lessor must be in receipt of such landlord waivers prior to Lessee shipping, moving or relocating any Equipment to any such location prior to any purchase orders being issued by Lessor for any equipment to be located at a colocation facility.

(b) To the extent not otherwise set forth herein, this Lease is subject to the terms and conditions set forth in that certain term sheet dated as of August 1, 2018 among Lessee and Lessor.

Lessor is hereby authorized to insert such factually correct information as is necessary to complete this Equipment
Schedule, including (without limitation) the date of execution, and the rental payment amount(s) and factor(s).

[SIGNATURE PAGE TO FOLLOW]

DATE OF EXECUTION September 25, 2018

TRINITY CAPITAL FUND Ill, L. P.,
a Delaware limited partnership

By: TRINITY SBIC PARTNERS Ill, LLC,
a Delaware limited liability company,
its general partner

By: TRINITY SBIC MANAGEMENT, LLC,
a Delaware limited liability company ,
its manager

By:	/s/ Steven L. Brown
Name:    Steven L. Brown
Title:    Managing Member

3075 West Ray Road, Suite 525
Chandler, AZ 85226
Phone: (480) 374-5351

ZOSANO PHARMA CORPORATION

By:        /s/ John Walker

Name:	John Walker
Title:     Chief Executive Officer

34790 Ardentech Court
Fremont, CA 94555

TRINITY CAPITAL FUND III, L.P.

EQUIPMENT SCHEDULE NO.1-2

This Equipment Schedule is executed pursuant to that certain Master Lease Agreement dated as of September 25, 2018 (the "Agreement"; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Agreement, constitutes a separate instrument of lease. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Agreement.

1. EQUIPMENT. The Equipment leased hereunder shall be described below or in the schedule attached hereto and incorporated herein. The Equipment shall have a total cost (“Total Cost”) of $2,800,000.

2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Agreement. A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for Thirty-Six (36) months after the first day of the month following date of this Equipment Schedule (the "Base Lease Commencement Date").

3. RENT.

(a) During the period commencing on the date of this Schedule to the Base Lease Commencement Date (the “Interim Term”), the Rent for the Equipment shall be equal to 44,964.02 (the “Interim Rent”).

(b) From and after the Base Lease Commencement Date, Rent payments shall be made, in monthly installments of $89,928.04 (0.0321171578 multiplied by $2,800,000, which is the sum of the Equipment cost plus all Soft Costs funded in connection with the lease of the Equipment) plus applicable tax, on the 1st day of the month for each month during the term set forth in paragraph 2 of this Schedule; provided that on the date of the execution of this Schedule, Lessee shall deposit with Lessor the first monthly rent payment in the amount of $89,928.04 (the “First Month Advance Payment”) and the last monthly Rent payment in the amount of $89,928.04 (the “Last Month Advance Payment”). Absent the existence of an uncured Event of Default on the first day of the first month of the Term, Lessor will apply the First Month Advance Payment against the Rent due for the first month of the Term, and absent the existence of an uncured Event of Default on or before the first day of the last month of the Term, Lessor will apply the Last Month Advance Payment against the Rent due for the last month of the Term. As used herein and in the Lease, the term “Soft Costs” shall include, but not be limited to, delivery costs, design and engineering costs, extended warranties, installation costs, related labor, leasehold improvements, maintenance and upgrade contracts, sales/use taxes, software, tradeshow booths, training and upgrades to equipment. Notwithstanding the foregoing, “Soft Costs” shall exclude amounts used to repay Lessee’s indebtedness to Hercules Capital, Inc. and its affiliates, and Lessor acknowledges and agrees that the agreed costs relating to the Harro Hofliger equipment purchase fall within this fifteen percent (15%) allotment and are acceptable. The amount of the Soft Costs related to the Equipment leased pursuant to this Schedule may not exceed fifteen percent (15%) of the sum of the Soft Costs and the Equipment Costs amount funded pursuant hereto. Lessee shall pay applicable sales/use taxes to Lessor on a monthly basis concurrently with the payment of the Rent due hereunder

4. LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

5. LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.

6. LATE CHARGE RATE. The Late Charge Rate shall be five (5%) percent of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

·7. DEFAULT RATE. The Default Rate shall be one and one half percent (1.5%) per month of the accelerated amount for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Default Rate shall be the highest rate permitted by applicable law).

8. PERSONAL PROPERTY TAXES. Lessee agrees that it will notlist any of the Equipment described in this Equipment Schedule for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

9. END OF TERM; REDELIVERY; EXTENSION; PURCHASE.

(a) Lessee shall provide written notice to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule of Lessee's intent to return the Equipment to Lessor upon the expiration of the initial term of this Schedule. Subject to Lessee's exercise of the Purchase Option in Section 9(c), if Lessee fails to provide the foregoing notice in a timely manner, the initial term of this Schedule automatically shall be deemed to have been extended for a period of three (3) months ("Extension Period"), during which Extension Period Lessee shall continue to pay to Lessor Rent in advance at a monthly rate equal to $89,928.04 on the 1'1 day of each month during the Extension Period ("Extension Period Payment"). During such Extension Period, the terms and conditions of the Lease as modified by this Section 9, shall continue to be applicable.

(b) Subject to the provisions of Section 9(c), upon the later of the date of the expiration of the initial term of this Schedule or, if the term of this Schedule has been extended, the date of the expiration of the Extension Period, or upon the earlier cancellation or termination of this Schedule, Lessee shall return, all, but not less than all, of the Equipment leased pursuant to this Schedule to Lessor as set forth in Section 13 of the Lease and pay to Lessor a restocking fee equal to six percent (6%) of the Total Cost.

(c) Notwithstanding the obligation of Lessee to return the Equipment pursuant to Section 9(b), Lessor hereby grants to Lessee an option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule ("Purchase Option") at a purchase price (the "Exercise Price") equal to twelve percent (12%) of Total Cost including, without limitation, the Equipment Cost and the Soft Costs. Lessee may exercise this Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule provided no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee's exercise of this Purchase Option. The date of the expiration of the initial term of this Schedule is hereinafter referred to as the "Term Expiration Date." If Lessee exercises the Purchase Option as required by this Section 9(c), closing of the purchase of the Equipment shall take place the first business day following the Term Expiration Date. At the closing, upon receipt of the Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than those created by Lessee or caused by Lessee's breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults.

(d) If Lessee does not timely exercise the Purchase Option granted in Section 9(c) and if Lessee makes each of the Extension Period Payments pursuant to Paragraph 9(a) above, Lessor hereby grants to Lessee an additional option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule (the "Extension Period Purchase Option") at a purchase price (the "Extended Exercise Price") equal to four percent (4%) of the Total Cost. Lessee may exercise this Extension Period Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the date of the expiration of the Extension Period of this Schedule and so long as no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee's exercise of this Extension Period Purchase Option. The date of the expiration of the Extension Period of this Schedule is hereinafter referred to as the "Extended Term Expiration Date." If Lessee exercises the Extension Period Purchase Option as required by this Section 9(d) the closing of the purchase of the Equipment shall take place the first business day following the Extended Term Expiration Date. At the closing, upon receipt of the Extended Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than Permitted Liens, those created by Lessee or caused by Lessee's breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults. If Lessee does not timely exercise either the Purchase Option or the Extension Period Purchase Option, Lessee shall promptly return the Equipment as required by Section 9(b).

10. ADDITIONAL PROVISIONS.

(a) Lessee shall obtain landlord waivers for all locations where Equipment resides. Lessor must be in receipt of such landlord waivers prior to Lessee shipping, moving or relocating any Equipment to any such location prior to any purchase orders being issued by Lessor for any equipment to be located at a colocation facility.

(b) To the extent not otherwise set forth herein, this Lease is subject to the terms and conditions set forth in that certain term sheet dated as of August 1, 2018 among Lessee and Lessor.

Lessor is hereby authorized to insert such factually correct information as is necessary to complete this Equipment
Schedule, including (without limitation) the date of execution, and the rental payment amount(s) and factor(s).

[SIGNATURE PAGE TO FOLLOW]

DATE OF EXECUTION December 11, 2018

TRINITY CAPITAL FUND Ill, L. P., a Delaware limited partnership

By: TRINITY SBIC PARTNERS Ill, LLC, a Delaware limited liability company, its general partner

By: TRINITY SBIC MANAGEMENT, LLC, a Delaware limited liability company ,

By:        /s/ Steven L. Brown
Name:    Steven L. Brown
Title:    Managing Member

3075 West Ray Road, Suite 525
Chandler, AZ 85226
Phone: (480) 374-5351

ZOSANO PHARMA CORPORATION

By:	/s/ Greg Kitchener

Name:	Greg Kitchener
Title:    Chief Financial Officer

34790 Ardentech Court
Fremont, CA 94555

TRINITY CAPITAL FUND III, L.P.

EQUIPMENT SCHEDULE NO.1-3

This Equipment Schedule is executed pursuant to that certain Master Lease Agreement dated as of September 25, 2018 (the "Agreement"; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Agreement, constitutes a separate instrument of lease. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Agreement.

1. EQUIPMENT. The Equipment leased hereunder shall be described below or in the schedule attached hereto and incorporated herein. The Equipment shall have a total cost (“Total Cost”) of $2,300,000.

2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Agreement. A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for Thirty-Six (36) months after the first day of the month following date of this Equipment Schedule (the "Base Lease Commencement Date").

3. RENT.

(a) During the period commencing on the date of this Schedule to the Base Lease Commencement Date (the “Interim Term”), the Rent for the Equipment shall be equal to $37,069.48 (the “Interim Rent”).

(b) From and after the Base Lease Commencement Date, Rent payments shall be made, in monthly installments of $74,138.96 (0.03223433 multiplied by $2,300,000, which is the sum of the Equipment cost plus all Soft Costs funded in connection with the lease of the Equipment) plus applicable tax, on the 1st day of the month for each month during the term set forth in paragraph 2 of this Schedule; provided that on the date of the execution of this Schedule, Lessee shall deposit with Lessor the first monthly rent payment in the amount of $74,138.96 (the “First Month Advance Payment”) and the last monthly Rent payment in the amount of $74,138.96 (the “Last Month Advance Payment”). Absent the existence of an uncured Event of Default on the first day of the first month of the Term, Lessor will apply the First Month Advance Payment against the Rent due for the first month of the Term, and absent the existence of an uncured Event of Default on or before the first day of the last month of the Term, Lessor will apply the Last Month Advance Payment against the Rent due for the last month of the Term. As used herein and in the Lease, the term “Soft Costs” shall include, but not be limited to, delivery costs, design and engineering costs, extended warranties, installation costs, related labor, leasehold improvements, maintenance and upgrade contracts, sales/use taxes, software, tradeshow booths, training and upgrades to equipment. Notwithstanding the foregoing, “Soft Costs” shall exclude amounts used to repay Lessee’s indebtedness to Hercules Capital, Inc. and its affiliates, and Lessor acknowledges and agrees that the agreed costs relating to the Harro Hofliger equipment purchase fall within this fifteen percent (15%) allotment and are acceptable. The amount of the Soft Costs related to the Equipment leased pursuant to this Schedule may not exceed fifteen percent (15%) of the sum of the Soft Costs and the Equipment Costs amount funded pursuant hereto. Lessee shall pay applicable sales/use taxes to Lessor on a monthly basis concurrently with the payment of the Rent due hereunder

4. LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

5. LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.

6. LATE CHARGE RATE. The Late Charge Rate shall be five (5%) percent of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

7. DEFAULT RATE. The Default Rate shall be one and one half percent (1.5%) per month of the accelerated amount for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Default Rate shall be the highest rate permitted by applicable law).

8. PERSONAL PROPERTY TAXES. Lessee agrees that it will not list any of the Equipment described in this Equipment Schedule for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

9. END OF TERM; REDELIVERY; EXTENSION; PURCHASE.

(a) Lessee shall provide written notice to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule of Lessee’s intent to return the Equipment to Lessor upon the expiration of the initial term of this Schedule. Subject to Lessee’s exercise of the Purchase Option in Section 9(c), if Lessee fails to provide the foregoing notice in a timely manner, the initial term of this Schedule automatically shall be deemed to have been extended for a period of three (3) months (“Extension Period”), during which Extension Period Lessee shall continue to pay to Lessor Rent in advance at a monthly rate equal to $74,138.96 on the 1st day of each month during the Extension Period (“Extension Period Payment”). During such Extension Period, the terms and conditions of the Lease as modified by this Section 9, shall continue to be applicable.

(b) Subject to the provisions of Section 9(c), upon the later of the date of the expiration of the initial term of this Schedule or, if the term of this Schedule has been extended, the date of the expiration of the Extension Period, or upon the earlier cancellation or termination of this Schedule, Lessee shall return, all, but not less than all, of the Equipment leased pursuant to this Schedule to Lessor as set forth in Section 13 of the Lease and pay to Lessor a restocking fee equal to six percent (6%) of the Total Cost.

(c) Notwithstanding the obligation of Lessee to return the Equipment pursuant to Section 9(b), Lessor hereby grants to Lessee an option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule (“Purchase Option”) at a purchase price (the “Exercise Price”) equal to twelve percent (12%) of Total Cost including, without limitation, the Equipment Cost and the Soft Costs. Lessee may exercise this Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the expiration of the initial term of this Schedule provided no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee’s exercise of this Purchase Option. The date of the expiration of the initial term of this Schedule is hereinafter referred to as the “Term Expiration Date.” If Lessee exercises the Purchase Option as required by this Section 9(c), closing of the purchase of the Equipment shall take place the first business day following the Term Expiration Date. At the closing, upon receipt of the Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than those created by Lessee or caused by Lessee’s breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults.

(d) If Lessee does not timely exercise the Purchase Option granted in Section 9(c) and if Lessee makes each of the Extension Period Payments pursuant to Paragraph 9(a) above, Lessor hereby grants to Lessee an additional option to purchase all, but not less than all, of the Equipment leased pursuant to this Schedule (the “Extension Period Purchase Option”) at a purchase price (the “Extended Exercise Price”) equal to four percent (4%) of the Total Cost. Lessee may exercise this Extension Period Purchase Option by delivering a written notice of such exercise to Lessor not less than thirty (30) days prior to the date of the expiration of the Extension Period of this Schedule and so long as no Event of Default under the Lease shall have occurred and is continuing as of the date of Lessee’s exercise of this Extension Period Purchase Option. The date of the expiration of the Extension Period of this Schedule is hereinafter referred to as the “Extended Term Expiration Date.” If Lessee exercises the Extension Period Purchase Option as required by this Section 9(d) the closing of the purchase of the Equipment shall take place the first business day following the Extended Term Expiration Date. At the closing, upon receipt of the Extended Exercise Price, Lessor shall execute and deliver to Lessee a bill of sale transferring the Equipment to Lessee free and clear of any liens, security interests, and encumbrances, other than Permitted Liens, those created by Lessee or caused by Lessee’s breach of the terms of the Lease. Lessee agrees to accept the Equipment being purchased AS IS, WHERE IS and with all faults. If Lessee does not timely exercise either the Purchase Option or the Extension Period Purchase Option, Lessee shall promptly return the Equipment as required by Section 9(b).

10. ADDITIONAL PROVISIONS.

(a) Lessee shall obtain landlord waivers for all locations where Equipment resides. Lessor must be in receipt of such landlord waivers prior to Lessee shipping, moving or relocating any Equipment to any such location prior to any purchase orders being issued by Lessor for any equipment to be located at a colocation facility.

(b) To the extent not otherwise set forth herein, this Lease is subject to the terms and conditions set forth in that certain term sheet dated as of August 1, 2018 among Lessee and Lessor.

Lessor is hereby authorized to insert such factually correct information as is necessary to complete this Equipment
Schedule, including (without limitation) the date of execution, and the rental payment amount(s) and factor(s).

[SIGNATURE PAGE TO FOLLOW]

DATE OF EXECUTION June 06, 2019

TRINITY CAPITAL FUND III, L. P., a Delaware limited partnership

By: TRINITY SBIC PARTNERS III, LLC, a Delaware limited liability company, its general partner

By: TRINITY SBIC MANAGEMENT, LLC, a Delaware limited liability company , its manager

By:     /s/ Steven L. Brown
Name:     Steven L. Brown
Title:     Managing Member

3075 West Ray Road, Suite 525
Chandler, AZ 85226
Phone: (480) 374-5351

ZOSANO PHARMA CORPORATION

By:	/s/ Greg Kitchener

Name:	Greg Kitchener
Title:     Chief Financial Officer

34790 Ardentech Court
Fremont, CA 94555